UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 13, 2022

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36713	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series A common stock	LBRDA	The Nasdaq Stock Market LLC
Series C common stock	LBRDK	The Nasdaq Stock Market LLC
Series A Cumulative Redeemable preferred stock	LBRDP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2022, Liberty Broadband Corporation (the “Company”) entered into an Exchange Agreement (as defined below) with its Chairman of the Board, John C. Malone, whereby, among other things, Mr. Malone agreed to an arrangement under which his aggregate voting power in the Company would not exceed 49% (the “Target Voting Power”) plus 0.5% (under certain circumstances). As of April 30, 2022, Mr. Malone beneficially owned shares of common stock of the Company constituting approximately 49.4% of the aggregate outstanding voting power of the Company. The Company has an ongoing stock repurchase program which permits the Company to purchase shares of its common stock. In light of Mr. Malone’s current ownership interests in the Company, absent the Exchange Agreement, continued repurchases of the Company’s Series A common stock, par value $0.01 per share (the “Series A Common Stock”), pursuant to this program would be expected to have the effect of increasing Mr. Malone’s aggregate voting power in the Company to greater than 50%. The Company and its board of directors (the “Board”) believe it is in the best interests of the Company and its stockholders to not have a single stockholder control greater than 50% of its aggregate voting power and to maintain flexibility with respect to future share repurchases and other transactions that may have an accretive voting power effect.

A special committee of independent and disinterested directors considered a potential exchange arrangement between the Company and Mr. Malone and engaged independent legal counsel to assist it. The special committee recommended to the Board the approval of an exchange agreement, among the Company, Mr. Malone and a revocable trust of which Mr. Malone is the sole trustee and beneficiary (the “JM Trust”) (the “Exchange Agreement”). The Board, upon the unanimous recommendation of the members of the special committee, approved the Exchange Agreement.

Exchange Agreement

The Exchange Agreement provides for exchanges by the Company and Mr. Malone or the JM Trust of shares of Series B common stock, par value $0.01 per share of the Company (the “Series B Common Stock”) for shares of Series C common stock, par value $0.01 per share of the Company (“Series C Common Stock”), in connection with certain events, as described below.

Accretive Event Exchange. In connection with any event that would result in a reduction in the outstanding votes that may be cast by holders of the Company’s voting securities or an increase of Mr. Malone’s beneficially-owned voting power in the Company (an “Accretive Event”), in each case, such that Mr. Malone’s voting power in the Company would exceed the Target Voting Power plus 0.5%, Mr. Malone or the JM Trust will be required to exchange with the Company shares of Series B Common Stock (as exchanged, the “Exchanged Series B Shares”) for an equal number of shares of Series C Common Stock (as exchanged, the “Exchanged Series C Shares”) so as to maintain Mr. Malone’s voting power as close as possible to, without exceeding, the Target Voting Power, on the terms and subject to the conditions of the Exchange Agreement. For example, repurchases by the Company of shares of its voting capital stock, conversions of Series B Common Stock into Series A Common Stock, as well as purchases by Mr. Malone of the Company’s voting capital stock, in each case, having the effect on Mr. Malone’s voting power described above would be Accretive Events.

Dilutive Event Exchange. From and after the occurrence of any Accretive Event, in connection with any event that would result in an increase in the outstanding votes that may be cast by holders of the Company’s voting securities or a decrease of Mr. Malone’s beneficially-owned voting power in the Company (a “Dilutive Event”), in each case, such that Mr. Malone’s voting power in the Company falls below the Target Voting Power less 0.5%, Mr. Malone and the JM Trust may exchange with the Company Exchanged Series C Shares for an equal number of shares of Series B Common Stock equal to the lesser of (i) the number of shares of Series B Common Stock which would maintain Mr. Malone’s voting power as close as possible to, without exceeding, the Target Voting Power and (ii) the number of Exchanged Series B Shares at such time, on the terms and subject to the conditions of the Exchange Agreement. For example, exercises of stock options for, conversions of convertible securities into or issuances of new shares of the Company’s voting stock having the effect on Mr. Malone’s voting power described above would be Dilutive Events.

Fundamental Event Exchange. If the Company proposes to consummate any combination, consolidation, merger, exchange offer, split-off, spin-off, rights offering or dividend, in each case, as a result of which holders of Series B Common Stock are entitled to receive securities of the Company, securities of another person, property or cash, or a combination thereof (a “Fundamental Event”) then, unless the consideration to be received by holders of Series B Common Stock and Series C Common Stock is identical, either (x) the Company will provide for Mr. Malone or the JM Trust to receive the same per share amount and form of consideration to be received by holders of Series B Common Stock in connection with such event for each Exchanged Series C Share or (y) immediately prior to the consummation of the Fundamental Event, the Company will deliver to Mr. Malone and the JM Trust all Exchanged Series B Shares in exchange for all Exchanged Series C Shares. In connection with certain Fundamental Events where Mr. Malone would beneficially own 40% or more of the aggregate voting power of the surviving or resulting company and serve as an officer or director, such company and Mr. Malone will negotiate an agreement to replicate the benefits and obligations of the Exchange Agreement.

Restriction on Transfer. Mr. Malone may transfer his rights to the Exchanged Series B Shares only in limited circumstances and only to certain related permitted transferees who sign an agreement replicating the benefits and obligations of the Exchange Agreement.

Termination. The Exchange Agreement will terminate in its entirety, upon (i) the parties’ mutual consent, (ii) the execution of a successor exchange agreement between the Company and one or more proposed permitted transferees at a time when Mr. Malone no longer beneficially owns any shares of Series B Common Stock or (iii) Mr. Malone’s aggregate voting power in the Company falling below 20%.

Expenses. Under the Exchange Agreement, the Company has agreed to pay (or reimburse) Mr. Malone and the JM Trust for all reasonable out-of-pocket costs and expenses incurred by Mr. Malone and the JM Trust in connection with the preparation, negotiation, execution and consummation of the transactions contemplated by the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The shares of Series B Common Stock and Series C Common Stock to be issued by the Company pursuant to the Exchange Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act.

On June 13, 2022, on the terms and subject to the conditions of the Exchange Agreement, the JM Trust transferred to the Company an aggregate of 215,647 shares of Series B Common Stock and in exchange, the Company issued to the JM Trust an equivalent number of shares of Series C Common Stock. The shares of Series C Common Stock issued by the Company to the JM Trust pursuant to the Exchange Agreement were not registered under the Securities Act in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Exchange Agreement, dated as of June 13, 2022, by and among John C. Malone, the John C. Malone 1995 Revocable Trust U/A DTD 3/6/1995 and Liberty Broadband Corporation.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2022

LIBERTY BROADBAND CORPORATION

By:	/s/ Renee L. Wilm
Name:	Renee L. Wilm
Title:	Chief Legal Officer and Chief Administrative Officer

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